Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Universal Health Realty Income Trust:

We consent to the incorporation by reference in the registration statements (Nos. 333‑143944 and 333-57815) on Form S-8 and in registration statements (Nos. 333-208264 and 333-81763) on Form S-3 of Universal Health Realty Income Trust and subsidiaries of our reports dated March 4, 2016, with respect to the consolidated balance sheets of Universal Health Realty Income Trust and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the related financial statement schedule III, real estate and accumulated depreciation, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10‑K of Universal Health Realty Income Trust.

(signed) KPMG LLP

Philadelphia, Pennsylvania
March 4, 2016

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